Exhibit 99.5

CONVERSION NOTICE

May 25, 2022

To:	Q&K International Group Limited (the “Company”)

RE: CONVERTIBLE NOTE DATED JULY 29. 2020, AS AMENDED PURSUANT TO AMENDMENT NO. 2 DATED MAY 25, 2022 (the “Note”)

The undersigned Holder of the Note hereby irrevocably elects to convert US$55,527,253 representing the entire principal amount and the Applicable Share Interest of the Note into 13,222,978,350 Class A Ordinary Shares of the Company pursuant to the conditions set forth in such Note.

Date of Conversion: May 25, 2022

We desire all of such Class A Ordinary Shares to be registered in our name.

We represent that the undersigned Holder of the Note and any person for which the Holder is holding on behalf of (i) is not a U.S. person and is located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act and (ii) has held the Note for more than 40 days.

We further represent that the undersigned Holder of the Note and any person for which the Holder is holding on behalf of is: [check relevant boxes]

(i)	an Affiliate* of the Company as defined under Rule 405 of the U.S. Securities Act of 1933, as amended

Yes             ☐ No

(ii)	a director or officer of the Company

☐ Yes              No

(iii)	directly or indirectly owns at least 10% of any class of equity security of the Company.

Yes              ☐ No

Key Space (S) Pte. Ltd.

By:	/s/ Lawrence Lim
Name:	Lawrence Lim
Capacity:	Director

*

Under Rule 405 of the U.S. Securities Act of 1933, as amended, an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of management and the policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

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